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                                                                    EXHIBIT 10.2



THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS PROMISSORY NOTE OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO MAKER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                               VECTOR TOBACCO INC.

                                 PROMISSORY NOTE

$________________                                      _____________, 2002

               FOR VALUE RECEIVED, Vector Tobacco Inc., a Delaware corporation ("Maker"), promises to pay ___________________________________ ("Payee"), in
lawful money of the United States of America, the principal sum of _________ Million Dollars ($____________), together with interest in arrears on the unpaid principal balance at an annual rate of 6 1/2%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

               This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of November 14, 2001, among Maker, Payee, The Medallion Company Inc. (the "Company") and the other stockholders of the Company (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS

           1.1 Principal and Interest

               The principal amount of this Note shall be due and payable on [the fifth anniversary of the Closing Date]. Interest in arrears on the unpaid principal balance of this Note shall be due and payable semi-annually on __________ and __________, with the first payment on ________, 2002.

           1.2 Manner of Payment

               All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal and interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into
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account in calculating the amount of interest payable under this Note. "Business
Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York.

           1.3 Prepayment

               Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

           1.4 Right of Set-Off

               Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in
Section 9.03 thereof.

2. DEFAULTS

           2.1 Events of Default

               The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

               (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for 30 days after Payee notifies Maker in writing; PROVIDED, HOWEVER, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

               (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official for all or substantially all its assets; or (iv) make a general assignment for the benefit of its creditors.

               (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

               (d) (i) If Maker shall fail to make any payment at the final stated maturity, including any applicable grace period, in respect of any Designated Senior Credit Facility (as defined in Section 4.3) of Maker, in an amount in excess of $1,000,000 and such failure continues for 30 days or (ii) if Maker shall default with respect to any Designated Senior Credit Facility of

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Maker, which default results in the acceleration of indebtedness under any
Designated Senior Credit Facility of Maker in an amount in excess of $1,000,000 without such indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days (it being understood that this Event of Default and any related payment Event of Default will be deemed cured if the acceleration of indebtedness under the Designed Senior Credit Facility is rescinded or annulled thereafter).

               (e) If Maker shall fail to observe any of the covenants contained in this Note (other than the covenants to pay principal and interest), which failure is not cured within 30 days after notice thereof is given to Maker by Payee.

           2.2 Notice by Maker

               Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

           2.3 Remedies

               Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option,
(i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3. SENIOR DEBT COVENANT

               So long as any amount under this Note remains outstanding and unpaid, Maker will not, unless otherwise consented to in writing by Payee, create, incur or assume more than $50,000,000 principal amount of indebtedness outstanding under all Designated Senior Credit Facilities of Maker prior to _____ and not more than $________ principal amount thereafter. *

4. SUBORDINATION

           4.1 Subordination

               Maker and Payee hereby covenant and agree, for the benefit of the holders of Designated Senior Credit Facilities (the "Senior Lenders"), that:

------------------------
* The Designated Senior Credit Facilities will provide for principal amortization during the term of this Note on a basis to be negotiated by Maker and the Senior Lenders and reasonably satisfactory to Payee.

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               (a) This Note, as amended, supplemented or otherwise modified from time to time, including but not limited to all payment Obligations hereunder, shall be subordinated in right of payment, to the prior payment in full in cash of all existing and future indebtedness under all Designated Senior Credit Facilities ("Senior Indebtedness") on the terms set forth herein;

               (b) Without the Senior Lenders' prior written consent, Payee will not receive or accept any principal payment from Maker in respect of the Obligations until all of the Senior Indebtedness has been paid in full in cash, and Payee will not receive or accept any interest payment from Maker in respect of the Obligations if at the time of payment a payment default or an event of default by Maker has occurred and is continuing in any respect on any of its then existing Senior Indebtedness.

               (c) In the event that Payee shall receive any payment in cash, securities or other property on the Obligations, including by way of offset or counterclaim, which Payee is not entitled to receive under the provisions of this Section 4, Payee will hold the amount so received in trust for the Senior Lenders and will forthwith turn over such payment to the Senior Lenders pro rata in accordance with each Senior Lender's percentage of the outstanding Senior Indebtedness ("Senior Lender Pro Rata Share") in the form received (except for the endorsement of Payee where necessary) for application on the then existing Senior Indebtedness (whether due or not due), in such manner of application as each such Senior Lender may deem appropriate.

               (d) In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets or liabilities of Maker, Payee will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Maker in respect of the Obligations and will hold in trust for the Senior Lenders and promptly pay over to each Senior Lender its Senior Lender Pro Rata Share in the form received (except for the endorsement of Payee where necessary) for application on the then existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Obligations, unless and until the Senior Indebtedness has been paid in full.

               (e) This Section 4 shall constitute a continuing agreement of subordination, and any Senior Lender may, without the receipt of the consent by Payee, make loans and extend other credit or financial accommodation to or for the account of Maker in reliance upon this Section 4.

               (f) Any Senior Lender may, at any time, and from time to time, without the consent of or notice to Payee, without incurring responsibility to Payee, and without impairing or releasing any of its rights, or any of the obligations of Payee hereunder: (1) change the interest rate or change the amount of payment or extend the time of payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner; (2) sell, exchange, release or otherwise deal with all or any part of any property at any time securing payment of the Senior Indebtedness or any part

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thereof; (3) release any person liable in any manner for the payment or collection of the Senior Indebtedness or any part thereof; (4) exercise or refrain from exercising any right against Maker or others (including Payee); and
(5) apply any sums received by such Senior Lender, by whomsoever paid and however realized, to the Senior Indebtedness in such manner as such Senior Lender shall deem appropriate.

               (g) On or after the date that all Senior Indebtedness is paid in full in cash, to the extent that payments otherwise made or payable on Obligations are made and credited against the Senior Indebtedness, in accordance with the provisions of this Section 4 or otherwise, Payee shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of Maker applicable to the Senior Indebtedness until all amounts owning on the Senior Indebtedness shall be paid in full. No such payments applicable to the Senior Indebtedness shall, as between Maker and its creditors, other than the holders of the Senior Indebtedness and Payee, be deemed to be a payment by the Maker to or on account of this Note; and for the purposes of such subrogation, no payments to the holders of the Senior Indebtedness to which Payee would be entitled except for the provisions of this
Section 4 shall, as between Maker and its creditors, other than the holders of the Senior Indebtedness and Payee, be deemed to be a payment by Maker to or on account of the Senior Indebtedness.

           4.2 Survival

               This Section 4 shall remain in full force and effect as long as any Senior Indebtedness is outstanding.

           4.3 Definitions

               The following terms used in this Section 4 shall have the following meanings:

               "Designated Senior Credit Facility" means any Senior Credit Facility that is expressly designated by Maker as a Designated Senior Credit Facility entitled to the subordination provisions set forth in Section 4 of this Note.

               "Obligations" means all obligations, liabilities and indebtedness of every nature of Maker from time to time owed to Payee under this Note, as amended, supplemented or modified from time to time, and otherwise arising or acquired after the date of this Note, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, now and/or from time to time hereafter owing, due or payable by Maker to Payee.

               "Senior Credit Facility" means any (one or more) lending, borrowing or financing arrangement to which Maker may become party or which may encumber or affect any of Maker's assets, including but not limited to a sale leaseback, synthetic lease, or any financing arrangement whatsoever, and all replacements, extensions, refundings, renewals, modifications and refinancings of any of the foregoing; PROVIDED, HOWEVER, that (i) the maximum principal

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amount of such indebtedness (or equivalent amount financed or outstanding thereunder) shall not exceed $50 million, (ii) all of the proceeds of such facility shall be used to fund, replace or refinance a portion of the Merger consideration payable pursuant to Section 1.06 of the Agreement, and (iii) no replacement, extension, refunding, renewal, modification or refinancing shall result in or allow any increase in the principal amount of the facility then outstanding.

5. MISCELLANEOUS

           5.1 Waiver

               The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

           5.2 Notices

               Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.08 of the Agreement.

           5.3 Severability

               If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

           5.4 Governing Law

               This Note will be governed by the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The provisions of Section 11.10 (Consent to Jurisdiction) of the Agreement shall apply to this Note as if fully set forth herein.

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           5.5 Parties in Interest

               This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except the Payee may assign this Note to a family trust of Payee provided such assignment shall not adversely affect, and such assignee shall acknowledge in writing, Maker's rights under
Section 1.4 hereof. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successor and assigns.

           5.6 No Recourse Against Others

               A director, officer, employee or stockholder, as such, of Maker shall not have liability for any obligations of Maker under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, Payee shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of this Note.

           5.7 No Jury Trial

               Maker hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Note or any transaction relating thereto and all right to plead as a defense any statute of limitations or other similar law or equitable doctrine.

           5.8 Section Headings, Construction

               The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

               All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words "including" or "includes" do not limit the preceding words or terms and the word "or" is used in the inclusive sense.

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               IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                         VECTOR TOBACCO INC.



                                         By:
                                            -----------------------------------
                                             Name:
                                             Title:


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